Exhibit 16.01

July 6, 2020

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.W.

Washington, D.C. 20549-7561

Re: Cirtran Corp.

Dear Sir or Madam,

We have read the statements of CirTran Corporation relating to the events described under Item 4.01 of Form 8-K dated July 1, 2020 and we agree with such statements as they pertain to our firm.

Respectfully,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC
Salt Lake City, UT